EXHIBIT 10.2

SECURITIES ESCROW AGREEMENT

     This Securities Escrow Agreement (this “Agreement”) is made as of [•], 2008, by and among CR Acquisition Corp., a Delaware corporation (the “Company”), each of the parties set forth on Exhibit A hereto (collectively, the “Investors”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

      WHEREAS, the Company has entered into an Underwriting Agreement, dated [•], 2008 (the “Underwriting Agreement”), with Deutsche Bank Securities Inc. (“Deutsche Bank”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 15,000,000 units (the “Units”) of the Company’s securities in connection with the Company’s initial public offering (the “IPO”) of units. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (a “Warrant”) exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus dated [•], 2008, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-150106) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [•], 2008 (the “Effective Date”);

      WHEREAS, the Company and CR Acquisition I, LLC (the “Sponsor”) have entered into that certain Amended and Restated Founder Unit Subscription Agreement, dated as of April 2, 2008 (the “Founder Unit Subscription Agreement”), the Sponsor and certain Investors have entered into that certain Unit Purchase Agreement dated April 2, 2008 (the “Unit Subscription Agreement”), and the Company and Sponsor have entered into that certain Sponsor Warrant Subscription Agreement, dated as of [•], 2008 (the “Warrant Subscription Agreement” and, together with the Founder Unit Subscription Agreement and Unit Subscription Agreement, the “Subscription Agreements”);

      WHEREAS, the Investors have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement, to deposit the Sponsor Warrants (as defined in the Sponsor Warrant Purchase Agreement, the “Escrow Warrants”) and the Founder Units (as defined in the Founder Unit Subscription Agreement, the “Escrow Units;” the Escrow Units, the Escrow Warrants and all securities underlying such Escrow Units and Escrow Warrants being referred to herein collectively as the “Escrow Securities”) purchased by the Investors pursuant to the Subscription Agreements, which are set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided; and

      WHEREAS, the Company and the Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

      NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

      Section 1. Appointment of Escrow Agent. The Company and the Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      Section 2. Deposit of Escrow Securities.

     2.1 Founder Units. On or before the Effective Date, the Investors shall deliver to the Escrow Agent certificates representing their respective Escrow Units as set forth opposite each Investor’s respective name on Exhibit A hereto, which certificates shall remain in the name of such Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Investor acknowledges that the certificates representing its Escrow Units are legended to reflect the deposit of such Escrow Units in escrow under this Agreement. In the event the Underwriters do not exercise in full the over-allotment option (the “Over-Allotment Option”) granted to them by the Company pursuant to the Underwriting Agreement, dated the date hereof, among the Underwriters and the Company, the number of Escrow Units shall be reduced following any forfeiture of Founder Units pursuant to Section 3 of the Founder Unit Subscription Agreement.

      2.2 Sponsor Warrants. Promptly following the consummation of the IPO, the Sponsor shall deliver to the Escrow Agent certificate(s) representing the Sponsor’s respective Escrow Warrants as set forth opposite its name on Exhibit A hereto, which certificate(s) shall remain in the name of the Sponsor, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificates representing its Escrow Warrants are legended to reflect the deposit of such Escrow Warrants in escrow under this Agreement.

      Section 3. Disbursement of the Escrow Securities.

The Escrow Agent shall hold the Escrow Warrants until the date of consummation of a Business Combination by the Company (the “Warrant Escrow Period”) and the Escrow Units until the date that is 180 days after the date of the consummation of a Business Combination by the Company (the “Unit Escrow Period” and, together with the Warrant Escrow Period, the “Escrow Period”), on which respective dates the Escrow Agent shall, upon written instructions from the Company or counsel to the Company, disburse each Investor’s Escrow Securities to such Investor; provided, however, that in the event the Underwriters do not exercise in full the Over-Allotment Option, the Escrow Agent shall, upon receipt of a certificate, executed by the Chief Executive Officer and President of the Company, in a form reasonably acceptable to the Escrow Agent, certifying as to the forfeiture of the Escrow Units as described in Section 2.1 hereof, cancel the number of Escrow Units to be forfeited pursuant to Section 3 of the Amended and Restated Founder Unit Subscription Agreement; provided, further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, however, that if, after the Company consummates a Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer and President, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Securities to the Investors upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction, as applicable, of the Escrow Securities in accordance with this Section 3.

      Section 4. Rights of Investors in Escrow Securities.

     4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Investors shall retain all of their rights as stockholders of the Company during the Escrow Period to vote the shares of common stock included in their Escrow Securities.

     4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, any dividends payable in cash with respect to the Escrow Securities shall be paid to the Investors, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

     4.3 Restrictions on Transfer. During the Warrant Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Warrants and, during the Unit Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Units, except, in each case, (a) with respect to an Investor that is a legal entity, to any legal entity controlling, controlled by or under common control with, such Investor, and (b) with respect to an Investor who is an individual, (i) to a member of such Investor’s immediate family or to a trust, the beneficiary of which is the Investor or a person related to an Investor by blood, marriage or adoption, (ii) by virtue of the laws of descent and distribution upon death of any Investor, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of (x) this Agreement and (y) the Insider Letter signed by the Investor transferring the Escrow Securities or an Insider Letter signed by such transferee containing terms and conditions no less favorable to the Company than the Insider Letter signed by the Investor transferring the Escrow Securities. No Investor shall pledge or grant a security interest in, or any option or other right to acquire, his, her or its Escrow Securities or grant a security interest in his, her or its rights under this Agreement during each respective Escrow Period.

     4.4 Insider Letters. Each of the Investors has executed a letter agreement with Deutsche Bank and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (each, an “Insider Letter”), with respect to the rights and obligations of such Investor in certain events, including, but not limited to, the liquidation of the Company.

      Section 5. Concerning the Escrow Agent.

     5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the Company and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

     5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the

Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

     5.3 Compensation. The Escrow Agent shall be entitled to the fees set forth on Exhibit B hereto for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

     5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Investors shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Investors in accordance with Section 6.7 hereof.

     5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the holders in interest of the Escrow Units, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor Escrow Agent as provided in Section 5.5.

     5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

     5.8 Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

      Section 6. Miscellaneous.

     6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that

State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws. The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

     6.2 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

     6.3 Third Party Beneficiaries. Each of the Investors hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Deutsche Bank.

     6.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and Deutsche Bank; provided, however, that, if following the date hereof, a portion of the Founder Units are forfeited as described in Section 2.1 hereof, the Escrow Agent and the Company shall update Exhibit A hereto to reflect the number of Founder Units so forfeited, and such update shall not require the consent of any other party hereto.

     6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

     6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

     6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

                If to the Company, to:

CR Acquisition Corp.
623 Fifth Avenue, 32nd Floor
New York, New York 10022
Attn: Mario Ciampi
Fax: (212) 756-1480

If to another Investor, to his or her address set forth in Exhibit A.
And if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman and President
Fax: (212) 616-7620

A copy of any notice sent hereunder (which copy shall not constitute notice) shall be sent to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.
Fax No.: (212) 983-3115

If to Deutsche Bank or the Underwriters, to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Syndicate Manager
Fax: (212) 797-9344

With a copy (which copy shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attn: Peter J. Loughran, Esq.
Fax: (212) 909-6836

     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

     6.8 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

     6.9 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original and together shall constitute but one instrument.

(Remainder of page intentionally left blank. Signature pages to follow.)

     IN WITNESS WHEREOF, the undersigned have executed this Securities Escrow Agreement as of the date first written above.

CR ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY

By:
Name:
Title:

INVESTORS:
CR ACQUISITION I, LLC.

By:
Name:
Title:

Jeffry M. Aronsson

William R. Blumberg

Melanie B. Cox

[Signature Page - Securities Escrow Agreement]

EXHIBIT A

ESCROW SECURITIES DEPOSITED
BY EACH INVESTOR

	Date of		Number of
Name and Address	Insider	Number of	Sponsor
of Investor	Letter	Founder Units(1)	Warrants
CR Acquisition I, LLC		4,227,500	4,550,000

Joel R. Wiest		25,000	__

Jeffry M. Aronsson		20,000	__

William R. Blumberg		20,000	__

Melanie B. Cox		20,000	—

(1) In accordance with Sections 2.1 and 3 of this Agreement, the number of Founder Units to be deposited into escrow are subject to forfeiture in the event the Underwriters do not exercise the Over-Allotment Option in full.

EXHIBIT B

FEE SCHEDULE